Exhibit 99.1

PRESS RELEASE

ServiceSource Appoints Experienced Global Finance Executive Madhu Ranganathan to Board of Directors

Respected finance and accounting leader to assume role as Chair of the Audit Committee

DENVER — OCT. 10, 2017 — ServiceSource (NASDAQ: SREV), a global leader in outsourced inside sales, customer success and recurring revenue growth and retention solutions, today announced the appointment of Madhu Ranganathan, C.P.A., M.B.A., to its Board of Directors. Ms. Ranganathan has also been unanimously approved by the Board to serve as Chair of the Audit Committee. Ranganathan fills the vacancy created by the previously announced resignation of Steven Cakebread, who accelerated the effective date of his departure from December 31, 2017, to coincide with the appointment of Ranganathan to the Board.

Ranganathan brings more than 25 years of strategic, financial and operational leadership experience at publicly-traded and privately-held hardware, software and tech-enabled services companies. Throughout her career, Ranganathan has led and supported business transformation initiatives, strategic acquisitions, and global capital raising and reallocation, with a demonstrable track record of building shareholder value.

“Madhu is a highly-accomplished and proven global finance executive whose operational focus, strategic mindset, and industry expertise will be extremely valuable and additive to the Board,” said Bruce Dunlevie, lead independent director for ServiceSource. “On behalf of the Company, our stockholders, and the entire Board, I’m pleased to welcome Madhu and look forward to the experience and perspective she will bring to ServiceSource. I would also like to express our appreciation and gratitude to Steve Cakebread for his eight years of service and support to the Company.”

“Having followed ServiceSource for many years, I have been impressed by the Company’s transformation and its differentiated position in the B2B customer growth and engagement ecosystem,” said Ranganathan. “With a solution set spanning the entire customer journey – from acquisition and conversion at the front-end to relationship and recurring revenue retention at the back-end – ServiceSource has built an integrated suite of capabilities that is unique in the marketplace. As a member of the Company’s Board, I look forward to working closely with a world-class management team as it continues to execute a compelling strategy.”

Throughout her 25 year career, Ranganathan has raised, restructured or deployed nearly $1 billion of capital to support the growth of innovative technology and service companies. For the past nine years Ranganathan has served as the Chief Financial Officer for [24]7, a software and services company that uses artificial intelligence and machine learning to dramatically improve customer experience. During her tenure with [24]7, Ranganathan has led a robust transformation in close partnership with the CEO and management team that has positioned the company as a technology innovator.

Prior to joining [24]7, Ranganathan held executive leadership roles at server and storage company Rackable Systems (which merged with SGI and is now part of HPE), advanced networking equipment company Redback Networks (sold to Ericsson), services platform Jamcracker, and e-Business software provider Backweb Technologies (IPO on NASDAQ), as well as public accounting experience with PriceWaterhouseCoopers LLC. She is a Chartered Accountant in India, Certified Public Accountant in California and holds an MBA in Finance from the University of Massachusetts.

“Madhu brings a wealth of industry experience, digital transformation acumen, and global finance expertise to the ServiceSource Board,” said Christopher M. Carrington, CEO of ServiceSource. “Her perspective and insight will be extremely valuable as we continue to progress with our own transformation journey. We welcome her to the Board and look forward to the contributions and positive impact she will bring to our team.”

About ServiceSource

ServiceSource International, Inc. (NASDAQ:SREV) helps the world’s leading brands grow closer to their customers. As a global leader in outsourced inside sales, customer success and recurring revenue growth and retention solutions, ServiceSource expands customer lifetime value by helping companies to more efficiently and effectively find, convert, grow and retain their B2B customer relationships. Trusted by more than 65 global market leaders in the cloud/XaaS, software, technology hardware, medical device & diagnostic equipment and industrial IoT sectors, ServiceSource sells, manages or renews $9+ billion of revenue annually on behalf of its clients. Leveraging a robust technology suite, predictive data models and more than 3,000 revenue delivery professionals speaking 35 languages, only ServiceSource brings to market over 15 years of expertise and the ability to drive recurring revenue growth to more than 170 countries. To learn more, visit www.servicesource.com.

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding our opportunity to accelerate our client’s ability to find, convert, grow, and retain their customers; and our market position. These forward-looking statements are based on our current assumptions and beliefs, and involve risks and uncertainties that could cause our results to differ materially from our forward-looking statements. Those risks and uncertainties include: that the market for our solution is underdeveloped and may not grow; errors in estimates as to the service revenue we can generate for our customers; changes in market conditions that impact our ability to sell our solutions and/or generate service revenue on our customers’ behalf; the possibility that our estimates of service revenue opportunity under management and other metrics may prove inaccurate; our ability to adapt our solution to changes in the market or new competition; our ability to achieve our expected benefits from international expansion; general political, economic and market conditions and events; and other risks and uncertainties described more fully in our periodic reports and registration statements filed with the Securities and Exchange Commission, which can be obtained online at the Commission’s website at http://www.sec.gov. All forward-looking statements in this press release are based on information currently available to us, and we assume no obligation to update these forward-looking statements.

Connect with ServiceSource:

Investor Relations Contact for ServiceSource

Erik Bylin

(415) 901-4182

ebylin@servicesource.com

Trademarks

ServiceSource®, and any ServiceSource product or service names or logos above are trademarks of ServiceSource International, Inc. All other trademarks used herein belong to their respective owners.